INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [   ]

Check the appropriate box:

[   ] Preliminary proxy statement
[ X ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            EPOLIN, INC.
           (Name of Registrant as Specified in Its Charter)

                            Epolin, Inc.
              (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on the table below  per  Exchange Act Rules 14a-6(i)(4)
      and 0-11.

      (1)  Title of each class of securities to which transaction applies: N/A
      (2)  Aggregate number of securities to  which  transaction  applies: N/A
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
      (4)  Proposed maximum aggregate value of transaction:  N/A
      (5)  Total fee paid: N/A

[   ] Check box if any part of the fee is offset as provided by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:  N/A
      (2)  Form, schedule or registration statement no.:  N/A
      (3)  Filing party:  N/A
      (4)  Date filed:  N/A

                         EPOLIN, INC.
                      358-364 Adams Street
                    Newark, New Jersey  07105


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON OCTOBER 28, 2004

To the Stockholders:

      PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the "Annual Meeting") of Epolin, Inc. (the "Company") will be held on October 28, 2004, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, for the following purposes:

      1. To elect four Directors to serve as the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify; and

      2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The close of business on September 20, 2004 has been fixed as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof.

      Your attention is called to the proxy statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                              By Order of the Board of Directors,


                              Murray S. Cohen, Ph.D.,
                              Chairman
Newark, New Jersey
October 5, 2004

                          EPOLIN, INC.
                        PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON OCTOBER 28, 2004
                 _____________________________


                          INTRODUCTION

      This Proxy Statement is being furnished to stockholders of Epolin, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at a Annual Meeting of Stockholders of the Company to be held on October 28, 2004, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and at any adjournment thereof (the "Annual Meeting").

      The Board has fixed the close of business on September 20, 2004 as the record date for the determination of stockholders entitled to receive notice of, and vote at, the Annual Meeting (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding approximately 11,852,855 shares of Common Stock, no par value per share (the "Common Stock") which are the only outstanding voting securities of the Company. On all matters, each share of Common Stock is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and other employees of the Company may solicit proxies by personal contact, telephone, facsimile or other electronic means without additional compensation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about October 5, 2004.

       Proxies in the accompanying form which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, proxies will be voted FOR all matters listed in the Notice of Annual Meeting of Stockholders and in accordance with the discretion of the person(s) voting the proxies with respect to all other matters properly presented at the Annual Meeting. Execution of a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. The holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast at the Annual Meeting will be required for the election of directors. If a stockholder, present in person or represented by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently.


  PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of the Record Date, certain information with regard to the record and beneficial ownership of the Company's Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and other executive officers, if any, of the Company whose annual base salary and bonus compensation was in excess of $100,000 (the "named executive officers"), and (iv) all officers and directors of the Company as a group:

                           Amount and Nature        Percent
Name of Beneficial Owner   of Beneficial Ownership  of Class

Murray S. Cohen(1)*           1,895,958              16.0%
James Ivchenko(2)*            1,469,587              12.4%
Claire Bluestein(3)*            995,155               8.4%
Morris Dunkel(3)*               250,000               2.1%
James R. Torpey, Jr.(3)*         37,500                **
Santa Monica Partners, L.P.(4)  825,900               7.0%

All Officers and Directors
as a Group (5 persons)        4,648,200              38.8%
_________________________

*    The  address  for each is 358-364 Adams Street, Newark,  New
     Jersey 07105.

**   Less than 1%.

(1) Includes 1,845,958 shares held by Dr. Cohen and 25,000 shares held by the wife of Dr. Cohen. Also, includes 25,000 shares which Dr. Cohen has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan. In addition, Dr. Cohen has options granted under the 1998 Plan to acquire an additional 20,000 shares which are not exercisable within 60 days. Does not include 1,000,000 shares owned by three grandchildren of Dr. Cohen, for which shares Dr. Cohen had previously held a proxy.

(2) Includes 1,005,000 shares held by Mr. Ivchenko and 439,587 held by Mr. Ivchenko and his wife, as joint tenants. Also, includes 25,000 shares which Mr. Ivchenko has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan. In addition, Mr. Ivchenko has options granted under the 1998 Plan to acquire an additional 20,000 shares which are not exercisable within 60 days. Does not include 320,000 shares owned by Mr. Ivchenko's children, for which shares Mr. Ivchenko had previously held a proxy.

(3) Includes 25,000 shares which each has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan. In addition, each has options granted under the 1998 Plan to acquire an additional 10,000 shares which are not exercisable within 60 days.

(4) This information is based solely upon information reported in filings made to the SEC on behalf of Santa Monica
     Partners, L.P.  The address for Santa Monica Partners,  L.P.
     is 1865 Palmer Avenue, Larchmont, New York.

The Stockholders Agreement

           Pursuant to a Stockholders Agreement executed in October 2002, each member of the Board of Directors has provided the Company with certain rights of refusal in the event any of such individuals desire to sell any of the shares of the
Company's Common Stock which any of them hold of record or beneficially. Excluded from such restrictions are gifts in which the proposed donee agrees to be bound to the Stockholders Agreement and transfers by will or the laws of descent, provided the shares remain subject to said restrictions. In addition, shares may be transferred by such individuals with the prior approval of the Board of Directors of the Company (or any committee authorized by the Board to give such approval).

                     ELECTION OF DIRECTORS

      A Board of Directors consisting of four members is to be elected by the stockholders, to hold office until the next Annual
Meeting of Stockholders and until their successors are duly elected and qualify.

      Unless authority is withheld, it is intended that proxies will be voted for the election of the four nominees below, all of whom are currently serving as directors. The Board of Directors does not contemplate that any of these nominees will be unable or will decline to serve. However, if any of them is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

      The following table sets forth certain information with respect to the four nominees for election to the Board of Directors.

                              Present Position     Has Served as
Name                Age       and Offices          Director Since

Murray S. Cohen      79       Chairman of the          1984
                              Board, Chief
                              Executive
                              Officer, Secretary
                              and Director

James Ivchenko       64       President and Director   1993

Morris Dunkel        76       Director                 1984

James R. Torpey, Jr. 54       Director                 2001

       Set forth below are brief accounts of the business experience during the past five years of each director and executive officer of the Company and each significant employee of the Company. None of the directors and officers is related to any other director or officer of the Company.

      MURRAY S. COHEN has served as Director, Chief Executive Officer and Chairman of the Board of the Company since June 1984 and Secretary since March 2001. From June 1984 to August 1994,
Dr. Cohen was also President. From January 1978 through May 1983, Dr. Cohen was the Director of Research and Development for Apollo Technologies Inc., a company engaged in the development of pollution control procedures and devices. Dr. Cohen was employed as a Vice President and Technical Director of Borg-Warner Chemicals from 1973 through January 1978, where his responsibilities included the organization, project selection and project director of a 76 person technical staff which developed materials for a variety of plastic products. He received a Bachelor of Science Degree from the University of Missouri in 1949 and a Ph.D. in Organic Chemistry from the same institution in 1953.

      JAMES IVCHENKO has served as Director of the Company since September 1993, President since August 1994, and from February 1992 to August 1994, he was Technical Director and Vice President of Operations. Prior thereto, Mr. Ivchenko was employed by Ungerer & Co. as Plant Manager for the Totowa, New Jersey and Bethlehem, Pennsylvania facilities from May 1988 to May 1991. Mr. Ivchenko has over 30 years of experience in the flavor, fragrance and pharmaceutical intermediate industry. He received his Bachelor of Arts Degree, Masters of Science and Masters of Business

Administrations from Fairleigh Dickinson University  in
New Jersey.

      MORRIS DUNKEL has served as Director of the Company since June 1984. Since 1992, he has been Vice President and Technical Director of Elan Chemical Inc., a chemical company in the flavor and fragrances industry. From 1976 through 1983, Dr. Dunkel was employed by Tenneco Chemicals, Inc., a firm engaged in chemical production activities, in the capacities of manager and director of Tenneco's organic chemicals research and development division. Dr. Dunkel has been issued several United States patents and has published numerous articles relating to chemical processes. He received a Bachelor of Science Degree in 1950 from Long Island University. Dr. Dunkel received a Master of Science Degree from Brooklyn College in 1954 and Ph.D. in Organic Chemistry from the University of Arkansas in 1956.

      JAMES R. TORPEY, JR. has served as Director of the Company since July 2001. Mr. Torpey is President of Madison Energy Consultants. From 1995 to 2002, he was Director of Technology Initiatives at First Energy/GPU, Chairman of the Solar Electric Power Association, and President and member of the Board of Directors of GPU Solar, Inc. He is currently a member of the U.S. Department of Energy Solar Industry Advisory Board. Mr. Torpey received his Masters of Business Administration from Rutgers University in 1991.

     CLAIRE BLUESTEIN, who has not been nominated for re-election to the Board of Directors, has served as Director of the Company since June 1984. Since 1999, Dr. Bluestein has been retired. Prior thereto, she was president and sole shareholder of Captan Associates, Inc., a company engaged in the development of materials for commercial applications of radiation curing technology. Dr. Bluestein has been issued several patents by the United States Department of Commerce, Trademark and Patent Offices and has published a variety of chemistry related articles. Dr. Bluestein received her Bachelor of Arts Degree from the University of Pennsylvania in 1947. In 1948 she received a Master of Science Degree and in 1950 a Ph.D. in Organic Chemistry from the University of Illinois.

     There are no executive officers of the Company other than those named above.

Executive Compensation

       The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 29, 2004, February 28, 2003 and February 28, 2002, of those persons who were, at February 29, 2004 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of $100,000 (the named executive officers):

                   Summary Compensation Table

                         Annual
                         Compensation


Name   and  Principal   Fiscal
Position                Year           Salary       Bonus

Murray S. Cohen         2004       $249,197(1)(3)  $29,500
Chairman of the         2003       $227,146(1)(3)  $32,000
Board and Chief         2002       $204,356(1)(3)  $31,000
Executive Officer

James Ivchenko          2004       $229,002(2)(3)  $25,000
President               2003       $208,097(2)(3)  $27,000
                        2002       $186,864(2)(3)  $25,900



                                Long-Term
                                Compensation

                                      Restricted    Shares
Name   and  Principal                 Stock         Underlying
Position                              Awards        Options

Murray S. Cohen         2004            0            20,000
Chairman of the         2003            0                 0
Board and Chief         2002            0            50,000
Executive Officer

James Ivchenko          2004            0            20,000
President               2003            0                 0
                        2002            0            50,000

_______________________

(1) Includes compensation of $74,016, $63,837 and $52,416 for 2004, 2003 and 2002, respectively, due to Murray S. Cohen based upon the Company's sales for fiscal 2003, 2002 and 2001 paid in fiscal 2004, 2003 and 2002, respectively, as determined under his employment contract. Does not include, however, compensation due to Dr. Cohen based upon the Company's sales for fiscal 2004 as determined under his employment contract which will be paid in fiscal 2005 which will be in the amount of $82,017.

(2) Includes compensation of $60,559, $51,070 and $40,768 for 2004, 2003 and 2002, respectively, due to James Ivchenko based upon the Company's sales for fiscal 2003, 2002 and 2001 paid in fiscal 2004, 2003 and 2002, respectively, as determined under his employment contract. Does not include, however, compensation due to Mr. Ivchenko based upon the Company's sales for fiscal 2004 as determined under his employment contract which will be paid in fiscal 2005 which will be in the amount of $68,347.

(3) Does not include other deferred compensation arrangements for each of Dr. Cohen and Mr. Ivchenko. See "Deferred
     Compensation/Employment  Contracts  and  Change  in  Control
     Arrangements" below.

Stock Option Plans

      The Company previously adopted the 1986 Employees' Stock Option Plan (the "1986 Plan"). As of April 1996, options may no longer be granted under the 1986 Plan. Under the terms of the 1986 Plan, options granted thereunder could be designated as options which qualify for incentive stock option treatment under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify. In December 1995, options to acquire up to 490,000 shares of the Company's Common Stock were granted under the 1986 Plan. Such options had an expiration date of December 1, 2005. In fiscal 2002, options to acquire 185,000 shares of the Company's Common Stock were exercised under the 1986 Plan. In prior years, options to acquire 270,000 shares of the Company's Common Stock were exercised under the 1986 Plan. In addition, options to acquire 35,000 shares under the 1986 Plan have lapsed. As a result, as of February 29, 2004, there are no outstanding options under the 1986 Plan.

      In December 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan") for employees, officers, consultants or directors of the Company to purchase up to 750,000 shares of Common Stock of the Company (the "1998 Plan Option Pool"). In September 2001, the Board of Directors increased the size of the 1998 Plan Option Pool to 1,500,000 shares. Options granted under the 1998 Plan shall be non-statutory stock options which do not meet the requirements of Section 422 of the Code. Under the terms of the 1998 Plan, participants may receive options to purchase Common Stock in such amounts and for such prices as may be established by the Board of Directors or a committee appointed by the Board to administer the 1998 Plan. As of February 29, 2004, options to acquire 1,042,000 shares of the Company's Common Stock have been granted under the 1998 Plan and 458,000 options were available for future grant. As of February 29, 2004, options to acquire 575,000 shares of the Company's Common Stock have been exercised and options to acquire 75,000 shares have been cancelled under the 1998 Plan.

      The following tables set forth certain information with respect to stock options granted to the persons named in the Summary Compensation Table during the fiscal year ended February
29, 2004.

                     Option Grants in Fiscal 2004

                           Individual Grants

                     Number of      Percent of Total
                     Securities     Options Granted
                     Underlying     to             Exercise or
                     Options        Employees in   Base Price
Name                 Granted        Fiscal Year    ($/Sh)

Murray S. Cohen       20,000         12.3%          $.35
James Ivchenko        20,000         12.3%          $.35


                        Market
                        Price
                        on
                        Date of         Expiration
Name                    Grant(1)        Date

Murray S. Cohen         $19,750         2/9/2014
James Ivchenko          $19,750         2/9/2014

_______________________
(1) Based on the average of the closing bid and asked prices of the Company's Common Stock on the date of grant. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

     The following table set forth certain information as to each exercise of stock options during the year ended February 29, 2004, by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options:

Aggregated Option Exercises in Fiscal 2004 and
Year-End Option Value

                                         Number of Securities
                   Shares                Underlying Unexercised
                   Acquired              Options at February 29, 2004
                   On        Value
                   Exercise  Realized(1) Exercisable   Unexercisable

Murray S. Cohen    25,000   $7,250       25,000         20,000

James Ivchenko     25,000   $7,125       25,000         20,000


                     Value of Unexercised
                     In-the-Money Options
                     at February 29, 2004(2)

                   Exercisable      Unexercisable

Murray S. Cohen       $5,500         $2,400
James Ivchenko        $5,500         $2,400


 (1) Based on the average of the closing bid and asked prices of the Company's Common Stock on the date of exercise, minus the exercise price, multiplied by the number of shares exercised. The amounts reflected in this table may never be obtained.


(2) Based on the average of the closing bid and asked prices of the Company's Common Stock as of February 29, 2004, minus the exercise price, multiplied by the number of shares underlying the options. The amounts reflected in this table may never be obtained.


Compensation of Directors

      In fiscal 2002, the Company began to pay all directors $750 for each board meeting attended. Previous thereto, and since the Company's inception, no director received any cash compensation for his services as such. Directors have always been and will continue to be reimbursed for reasonable expenses incurred on behalf of the Company.

Deferred Compensation/Employment Contracts and Change in  Control
Arrangements

      Pursuant to a deferred compensation agreement, as amended, entered into with James Ivchenko, President of the Company, the Company has agreed to pay Mr. Ivchenko $32,000 per year for ten consecutive years commencing the first day of the month following Mr. Ivchenko reaching the age of 65. The obligation is being funded with a life insurance policy owned by the Company.

      Effective as of March 1, 1999, the Company entered into a ten year employment agreement with Mr. Ivchenko. Pursuant thereto, Mr. Ivchenko shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Mr. Ivchenko shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 1.50% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. In the event of death or disability, the agreement provides that Mr. Ivchenko or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would had received (if not for his death or disability) for the remainder of the ten year term.

     Effective as of March 1, 1999, the Company also entered into a ten year employment agreement with Murray S. Cohen, Chairman of the Board and Chief Executive Officer of the Company. Pursuant thereto, Dr. Cohen shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Dr. Cohen shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 2.00% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. In the event of death or disability, the agreement provides that Dr. Cohen or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would had received (if not for his death or disability) for the remainder of the ten year term. The Company had previously entered into a deferred compensation agreement in June 1998 with Dr. Cohen which provided for the payment of certain funds to Dr. Cohen for a period of ten years beginning two weeks after the date of his retirement. Such agreement was terminated in connection with the execution of the employment agreement with Dr. Cohen. In addition to the foregoing, Dr. Cohen will be entitled to receive $79,041 upon his retirement in connection with a deferred compensation agreement entered into in January 1996 which was terminated in June 1998. Such amount will be paid to Dr. Cohen upon retirement either in equal consecutive monthly payments for a period not exceeding 60 months or a single payment which will be at the discretion of the Company.

      The Company does not have any termination or change in control arrangements with any of its named executive officers.

Transactions with Management and Others

      See  "Deferred Compensation/Employment Contracts and Change
in   Control   Arrangements"  above  for   information   on   the
transactions described therein.

Material Proceedings

     There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the

Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Additional Information

     During the fiscal year ended February 28, 2004, the Board of Directors of the Company held two formal meetings. In addition, the Board of Directors took action by unanimous written consent and met informally on other occasions during the period. Each of the incumbent directors was in attendance at all meetings of the Board of Directors during fiscal 2004.

      The Compensation Committee of the Board of Directors which presently consists of Dr. Cohen and Messrs. Ivchenko and Dunkel held no formal meeting during the last fiscal year but met informally on other occasions during the period. The Compensation Committee has the authority to determine salaries and bonuses, and to make awards of options to purchase capital stock of the Company to the officers, directors and employees of the Company. The Company does not have standing audit or nominating committees of the Board of Directors.


                      INDEPENDENT AUDITORS

     The Company has selected IWA Financial Consulting LLC as its principal independent accountants for fiscal 2005. It is expected that a representative of IWA Financial Consulting LLC will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. IWA Financial Consulting LLC were the principal independent accountants for the Company during fiscal 2004.

      The following is a summary of the fees billed to us by the principal accountants to the Company for professional services rendered for the fiscal years ended February 29, 2004 and February 28, 2003:


                               Fiscal 2004         Fiscal 2003
Fee Category                   Fees                Fees

Audit Fees                     $45,165             $44,170
Audit Related Fees             $0                  $0
Tax Fees                       $3,000              $3,000
All Other Fees                 $0                  $0

Total Fees                     $48,165             $47,170

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

      Audit  Related Fees. Consists of fees billed for  assurance
and   related  services  that  are  reasonably  related  to   the
performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees".

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

      All  Other   Fees.   Consists of  fees  for   product   and
services  other  than the services reported above.

     Pre-Approval Policies and Procedures

      Prior to engaging its accountants to perform a particular service, the Company's Board of Directors obtains an estimate for the service to be performed. All of the services described above were approved by the Board of Directors in accordance with its procedures.


                    MISCELLANEOUS INFORMATION

Stockholders' Proposals

      Any stockholder who wishes to present a proposal for action at the next Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company so that such notice is received by management at its principal executive offices at 358-364 Adams Street, Newark, New Jersey 07105 by June 7, 2005 and is in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.

Stockholder Communications with the Board of Directors

      Historically, we have not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort is made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Secretary, at the Company's address with a request to forward the same to the intended recipient.

Other Business

      The Board of Directors knows of no other business to be presented at the Annual Meeting but if other matters properly do come before the meeting, it is intended that the persons named in the accompanying proxy will vote the shares for which they hold proxies in accordance with their judgment.

Annual Report of Form 10-KSB

      The Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2004 is being delivered to the Company's stockholders with this Proxy Statement. Such report is not to be considered part of the soliciting material.

                              By Order of The Board of Directors,


                              MURRAY S. COHEN, Ph.D.,
                              Chairman
Dated:    October 5, 2004
          Newark, New Jersey

                     APPENDIX
                FORM OF PROXY CARD

                      PROXY

                   EPOLIN, INC.
         ANNUAL MEETING OF STOCKHOLDERS
                 OCTOBER 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Murray S. Cohen and James Ivchenko, and each of them, with power of substitution as proxies for the undersigned to act and vote at the Annual Meeting of Stockholders of Epolin, Inc. (the "Company") to be held on October 28, 2004, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and any adjournments thereof for the following purposes:

1.   Election of Directors - Nominees: Murray S. Cohen, James
                             Ivchenko, Morris Dunkel and James R.
                             Torpey.

[  ]  FOR      [  ]  FOR ALL EXCEPT          [  ]  WITHHOLD

INSTRUCTION: To withhold your vote for any nominee(s), mark
"For All Except" and write that nominee's name on the line below.


2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  UNLESS
OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSAL 1.

                 Signatures of Shareholder(s)

                 Date:


NOTE: Please sign your name exactly as it appears on this Proxy. Jointly held shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

     IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE
SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

            PLEASE ACT PROMPTLY
     SIGN, DATE & MAIL YOUR PROXY TODAY